Exhibit 3.2

BYLAWS

OF

MIT ACQUISITION CORPORATION

BYLAWS

OF

MiT Acquisition Corporation

ARTICLE I

OFFICES

Section 1.  Registered Office. The registered office of the Corporation shall be as set forth in its certificate of incorporation.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place, if any, as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, if any, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that the meeting may be held solely by means of remote communication as authorized by and pursuant to Delaware General Corporation Law ("DGCL").

If authorized by the Board of Directors, in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that, the Corporation shall implement reasonable measures to (i) verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall (i) elect directors to succeed those directors whose terms expire in that year, and (ii) transact such other business as may properly be brought before the meeting.

All elections of directors shall be by written ballot unless otherwise provided in the certificate of incorporation; if authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Section 3. Notice of Annual Meeting. Notice of an annual meeting stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting (as authorized by the Board of Directors in its sole discretion pursuant to Section 211(a)(2) of the DGCL), and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, unless otherwise provided by statute, the certificate of incorporation or these bylaws.

Section 4. List of Stockholders. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the stockholders of the Corporation. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 4 or to vote in person or by proxy at any meeting of stockholders.

Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called (i) by the Secretary following receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section from stockholders of record who own in the aggregate at least a majority of the Corporation's duly issued and outstanding common stock then entitled to vote on the matter or matters to be brought before the proposed special meeting, or (ii) by the Chief Executive Officer or (iii) by the majority of the members of the Board of Directors then in office. A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the Secretary.

Section 6. Notice of Special Meeting. Written notice of a special meeting stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting (as authorized by the Board of Directors in its sole discretion pursuant to Section 211(a)(2) of the DGCL), and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, unless otherwise provided by statute, the certificate of incorporation or these bylaws. Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the Corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the DGCL. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given. Notices of special meetings shall specify the purpose or purposes for which the meeting has been called.

Section 7. Business of Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. Quorum; Adjournments. The holders of a majority of all shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation or these bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the chairman of the meeting, or the holders of a majority of the shares of stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 9. Vote Required. When a quorum is present at any meeting, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall decide any matter brought before such meeting, other than the election of directors, unless a different or minimum vote is required by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter.

Section 10. Voting Power; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote, in person or by proxy, for each share of the capital stock having voting power held by such stockholder. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting. Each stockholder entitled to vote at a meeting of stockholders or, if permitted by the Corporation's certificate of incorporation or these bylaws, to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Such authorization may be in a writing executed by the stockholder or his or her authorized officer, director, employee, or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. A copy, facsimile transmission, or other reliable reproduction of the proxy authorized by this Section 10 may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

Section 11. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 12. Fixing Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless otherwise restricted by the certificate of incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 13. Action Without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual of special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 14. Nominations And Proposals By Stockholders at Annual Meetings.

(a)  Stockholder Proposals. Only such business shall be conducted at the annual meeting of the stockholders as shall have been properly brought before the meeting. To be properly brought before the meeting, business must be:

(i)	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or a duly authorized committee thereof),

(ii)	otherwise properly brought before the meeting by or at the direction of the Board of Directors (or a duly authorized committee thereof), or

(iii)	otherwise properly brought before the meeting by a stockholder (A) who is a stockholder of record on the date of the giving of notice provided for in this Subsection 14(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Subsection 14(a) (a "Proposing Stockholder").

In addition, any proposal of business must be a proper matter for stockholder actions. For business to be properly brought before an annual meeting by a Proposing Stockholder, the Proposing Stockholder must have given timely notice thereof in writing, containing all information required by paragraphs (I)-(II) of this Subsection 14(a), to the Secretary of the Corporation. To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) but no more than one hundred fifty (150) calendar days in advance of the one year anniversary of the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed so that it is more than thirty (30) days in advance of the one year anniversary of the prior year’s annual meeting or more than sixty (60) days after the one year anniversary of the previous year's annual meeting, notice by the Proposing Stockholder to be timely must be so received not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which Public Disclosure of the date was made first made by the Corporation. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 14, "Public Disclosure" shall mean a disclosure made by the Corporation in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

A Proposing Stockholder’s notice to the Secretary shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:

I)  Information Regarding the Proposal: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, including why the Proposing Stockholder believes that the taking of the action or actions proposed would be in the best interests of the Corporation and its stockholders; (ii) a description in reasonable detail of any material interest of any Proposing Stockholder and any Associated Person (as defined below) in such business and a description in reasonable detail of all agreements, arrangements and understandings between the Proposing Stockholder or any Associated Person and any other person or entity in connection with the proposal; and (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration and the text of any proposed amendment to these bylaws); and

II)  Information Regarding the Proposing Stockholder: (i) the name and address of such Proposing Stockholder and any Associated Person, as they appear on the Corporation’s books, and of the beneficial owner on whose behalf such proposal is being made; (ii) the class, series and number of shares of the Corporation directly or indirectly beneficially owned and held of record by the Proposing Stockholder or any Associated Person and such beneficial owner (including any shares of any class or series of the Corporation as to which such Proposing Stockholder or any Associated Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time); (iii) a representation (1) that the Proposing Stockholder is a holder of record of stock of the Corporation entitled to vote at the annual meeting and intends to appear at the annual meeting to bring such business before the annual meeting and (2) as to whether the Proposing Stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote and required to approve the proposal and/or otherwise to solicit proxies or votes from stockholders in support of such proposal; (iv) a description of (1) any option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), whether or not presently exercisable, with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the value of any class or series of securities of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record, owned beneficially, or otherwise owned or held by such Proposing Stockholder or any Associated Person and/or the beneficial owner on whose behalf the business is being proposed and (2) each other direct or indirect right or interest that may enable such Proposing Stockholder or any Associated Person and such beneficial owner to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Corporation’s securities, in each case regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Stockholder or any Associated Person and/or beneficial owner, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Stockholder or any Associated Person and/or beneficial owner may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (iv) being a "Derivative Interest"); (v) any proxy, contract, arrangement, understanding or relationship pursuant to which the Proposing Stockholder or any Associated Person and/or beneficial owner has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such Proposing Stockholder or any Associated Person and/or beneficial owner; (vi) any rights directly or indirectly held of record, beneficially, or otherwise by the Proposing Stockholder or any Associated Person and/or beneficial owner to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation; (vii) any performance-related fees (other than an asset-based fee) to which the Proposing Stockholder or any Associated Person and/or beneficial owner may be entitled as a result of any increase or decrease in the value of shares of the Corporation or Derivative Interests; (vii) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in such Proposing Stockholder’s capacity as a proponent to a stockholder proposal; and (viii) any other information reasonably requested by the Corporation

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Subsection 14(a). The chair of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Subsection 14(a), and, if he or she should so determine, shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act.

(b) Stockholder Nominations. Only persons who are nominated in accordance with the procedures set forth in this Subsection 14(b) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Subsection 14(b) (each such stockholder, a "Nominating Person").  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the timing provisions of Subsection 14(a). Such Nominating Person’s notice shall set forth as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director (the "Proposed Nominee"):

(I) Information Regarding the Proposed Nominee: (i) the name, age, business address, residence address, and principal occupation or employment of the Proposed Nominee; (ii) the information required by paragraph (II) of Subsection 14(a), if the Proposed Nominee were a Proposing Stockholder; (iii) any information relating to the Proposed Nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the Proposed Nominee’s written consent to being named in the Corporation’s proxy statement, if any, as a nominee of the Nominating Person and to serving as a director if elected); (iv) all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the Nominating Person were the "registrant" for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant; (v) a completed questionnaire (in the form provided by the Secretary upon written request) with respect to the identity, background and qualification of the Proposed Nominee and the background of any other person or entity on whose behalf the nomination is being made; (vi) a description of all agreements, arrangements, or understandings between or among any of (A) the Nominating Person, (B) the Proposed Nominee and any beneficial owner on whose behalf the nomination is being made, (C) any Associated Person of either the Nominating Person or the Proposed Nominee, and (D) any other person or persons (naming such person or persons), that relate to the nomination or pursuant to which the nomination or nominations are to be made by the Nominating Person or relating to the candidacy or service of the Proposed Nominee as a director of the Corporation; and (vii) a written representation and agreement (in the form provided by the Secretary upon written request) that the Proposed Nominee and all Associated Persons (1) are not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with the Proposed Nominee’s fiduciary duties under applicable law, (2) are not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (3) if elected as a director of the Corporation, the Proposed Nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

(II)  Information Regarding the Nominating Person: The information required to be provided pursuant to paragraph (II) of Subsection 14(a) if the Nominating Person were a Proposing Stockholder, including any beneficial owner on whose behalf the nomination is being made.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Subsection 14(b). The chair of the meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions of this Subsection 14(b), and if he or she should so determine, shall so declare at the meeting that the defective nomination shall be disregarded.

Notwithstanding anything in this Subsection 14(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 14 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 14 with respect to nominations shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such Public Disclosure is first made by the Corporation.

(c)  Updates and Supplements. A Proposing Stockholder or a Nominating Person providing notice of business or any nomination proposed to be brought before an annual meeting pursuant to this Section 14 must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 14 is true and correct at all times up to and including the date of the meeting (including any date to which the meeting is recessed, adjourned or postponed). Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation, as promptly as practicable.

(d)  Proxy Statement. A stockholder is not entitled to have its proposal or director nomination included in the Corporation’s proxy statement and form of proxy solely as a result of such stockholder’s compliance with the foregoing provisions of this Section 14. The foregoing notice requirements of this Section 14 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(e)  Compliance with Applicable Law. Notwithstanding the foregoing provisions of this Section 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 14; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 14 (including clause (C) of the first paragraph of Subsection (a) and Subsection (b) hereof), and compliance with clause (C) of the first paragraph of Subsection (a) and Subsection (b) of this Section 14 shall be the exclusive means for a stockholder to submit other business or make nominations, respectively (other than, as provided in the final sentence of Subsection (d) hereof, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 14 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

(f)  Associated Person. An "Associated Person" of a person is (i) any person that is an associate of such person within the meaning of Rule 14a-1(a) under the Exchange Act and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person; the term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(g)  Attendance at Annual Meeting. Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law, if the stockholder (or a qualified representative of the Proposing Stockholder ) does not appear at the annual meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 14, to be considered a qualified representative of the Proposing Stockholder, a person must be a duly authorized officer, manager or partner of such Proposing Stockholder or must be authorized by a writing executed by such Proposing Stockholder or an electronic transmission delivered by such Proposing Stockholder to act for such Proposing Stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

ARTICLE III

DIRECTORS

Section 1. Number; Term of Office. The number of directors of this Corporation shall be fixed and may be changed from time to time by resolutions duly adopted by the Board of Directors or the stockholders, except as provided by law or the certificate of incorporation; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Except as provided in Section 2 of this Article, directors shall be elected by the holders of record of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at annual meetings of stockholders, and each director so elected shall hold office until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. Directors need not be stockholders.

Section 2. Newly Created Directorships and Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of the class for which such directors were chosen and until their successors are duly elected and qualified or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3. Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified. A verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation.

Section 4. Removal. Except as prohibited by applicable law or the certificate of incorporation, the stockholders holding a majority of the shares then entitled to vote at an election of directors may remove any director from office with or without cause.

Section 5. General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 6. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 7. Quorum. Except as may be otherwise specifically provided by law, the certificate of incorporation or these bylaws, at all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer or a majority of the directors then in office.

Section 10. Notice of Meetings. Notice of the place, if any, date and hour of all special meetings of the Board of Directors shall be given to each director not less than twenty-four (24) hours before the meeting by telephone or electronic means; or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 2 of Article IV of these bylaws

Section 11. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee.

Section 12. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 13. Chairman of the Board.  The Board of Directors shall annually elect one of its members to be its chair (the "Chairman of the Board") and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine. Except as otherwise provided in these bylaws, the Chairman of the Board shall preside at all meetings of the Board of Directors. The Chairman of the Board shall perform such other duties and services as shall be assigned to or required of the Chairman of the Board by the Board of Directors.

Section 14. Committees of Directors. The Board of Directors may, by resolution, from time to time appoint one (1) or more committees as may be permitted by law, each committee to consist of one (1) or more of the directors of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Such committees shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent permitted by law and provided in the bylaws or the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Each committee shall keep regular minutes and report to the board of directors when required.

Section 15. Committee Minutes.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 16. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1. Manner of Notice.  Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing, by mail or courier service, addressed to such director or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with the courier service. Notices may also be given personally in writing and such notice shall be deemed to be given at the time of receipt thereof. Notices also may be sent by electronic transmission shall be deemed effective as set forth in Section 232 of the DGCL. For purposes of this Section 1, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. An affidavit of the Secretary or an Assistant Secretary, the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice to directors may be given by telephone, email, facsimile or other electronic transmission.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing or by electronic transmission, signed or given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chief Executive Officer, one or more Presidents, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. The Board of Directors may also elect from its members a Chairman of the Board. Any number of offices may be held by the same person unless specifically prohibited by law. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2.  Election, Tenure and Duties of Officers. The Board of Directors at its first meeting after the each annual meeting of stockholders, or as soon thereafter as is convenient, shall elect officers of the Corporation. New offices may be created and filled by the Board of Directors, and any vacancy occurring in any office because of death, resignation, removal, disqualification, creation of new offices or otherwise may be filled by the Board of Directors. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties customarily exercised by such officer. Each officer shall hold office at the pleasure of the Board of Directors and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided. Any officer may resign at any time upon written notice to the Corporation.

Section 3. Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors at its discretion, with or without cause, but such removal shall be without prejudice to the contractual rights of any such officer, if any, with the Corporation.

Section 4. Compensation. Compensation of all executive officers, except that of the Chief Executive Officer, shall be approved by the Board of Directors, a duly authorized committee thereof or by such officers as may be designated by resolution of the Board of Directors. The compensation of the Chief Executive Officer shall be determined, or recommended to the Board of Directors for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors on the Corporation's Board of Directors. The compensation of agents of the Corporation shall, unless fixed by the Board of Directors, be fixed by the Chief Executive Officer, by the President(s) or any Vice-President of the Corporation.

Section 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these by-laws and the control of the Board of Directors, have general supervision, direction, and control over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors.

Section 6. President. The President shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time may be assigned or delegated to the President by the Board of Directors or the Chief Executive Officer or that are incident to the office of president.

Section 7. Vice Presidents. Each vice president of the Corporation shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, or the President, or that are incident to the office of vice president.

Section 8. Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. The Secretary shall perform like duties for the standing committees of the Board of Directors when required. Under the Board of Directors’ supervision, the Secretary shall give, or cause to be given, all notices required to be given by these bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President(s) or these bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have custody of and authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by such officer's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President(s) or the Secretary may, from time to time, prescribe. The Secretary and any Assistant Secretary shall have such other powers and perform such other duties as are incident to those positions and/or as may be prescribed by the Board of Directors or as may be provided in these bylaws. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 9. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chair of the Board, or the Chief Executive Officer.

Section 10. Other Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by the Board of Directors.

Section 11. Bonds. When and if required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of such officer's duties, in such amount and with such surety as the Board of Directors may require.

Section 12. Delegation. The Board of Directors may by resolution delegate the powers and duties of any officer to any such other officer or to any director, or to any other person whom it may select.

Section 13. Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, any President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 14 which may be delegated to an attorney or agent may also be exercised directly by the Chairman of the Board, the Chief Executive Officer, any President or any Vice President.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Certificates. Every holder of fully paid stock in the Corporation shall be entitled to have a certificate, signed by any two authorized officers, certifying the number of shares owned by such stockholder in the Corporation; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of uncertificated shares shall be entitled to have a certificate or certificates for shares signed in the name of the Corporation.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Signatures. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if that person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfer of Stock. Subject to any applicable transfer restrictions, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, if any, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate (if such shares are to be certificated) to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Uncertificated shares shall be transferred in accordance with applicable law.

Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 1.  Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5. Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.  Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the certificate of incorporation or these bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that this forum provision will not apply to any causes of action arising under the Securities Act of 1933, as amended, or the Exchange Act.. If any action the subject matter of which is within the scope of Section 6 immediately above is filed in a court other than a court located within the State of Delaware (a "Foreign Action") in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 6 immediately above (an "FSC Enforcement Action") and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.

ARTICLE VIII

LIABILITY AND INDEMNIFICATION

Section 1. Limitation of Liability. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this Section 1 of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Section 2.  Indemnification. The Corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify, advance expenses, and hold harmless any person (a "Covered Person") who was or is s or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation. Any amendment, repeal or modification of Section 2 of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 3. Expenses. To the fullest extent permitted by the DGCL, as now or hereafter in effect, and not prohibited by any other applicable law, expenses (including attorney’s fees) incurred by a Covered Person in connection with any Proceeding shall be paid promptly by the Corporation in advance of the final disposition of such Proceeding; provided, however, that if the DGCL requires, an advance of expenses incurred by any Covered Person in his or her capacity as such (and not in any other capacity in which service was or is rendered by the indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified for such expenses by the Corporation as authorized in this Section 3 of this Article.

Section 4. Right of Claimant to Bring Suit. If a claim under Section 2 of this Article is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (or of its full board of directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5. Non-Exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, the bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the Covered Persons shall be made to the fullest extent permitted by law. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified as a Covered Person, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

Section 6. Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the Corporation may purchase and maintain insurance on behalf of any person who is or was a Covered Person against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Section 7 Amendment. Any amendment, repeal or modification of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

AMENDMENTS

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the bylaws. The affirmative vote of a majority of the Board of Directors then in office shall be required to adopt, amend, alter or repeal the bylaws.

The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the certificate of incorporation, the affirmative vote of the holders of at least a majority of the voting power of the shares of the then outstanding voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the bylaws of the Corporation.